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                                                                    Exhibit 4.5

                                                                  CONFORMED COPY


                      NORTHEAST GENERATION COMPANY, Issuer

                              Senior Secured Bonds

                          REGISTRATION RIGHTS AGREEMENT


                                                              New York, New York
                                                                October 12, 2001

Salomon Smith Barney Inc.
As Representative of the Initial Purchasers
388 Greenwich Street
New York, New York 10013

Dear Sirs:

                  Northeast Generation Company, a corporation organized under the laws of the State of Connecticut (the "Company"), proposes, subject to the terms and conditions stated in a purchase agreement dated October 12, 2001 (the "Purchase Agreement") among the Company and Salomon Smith Barney Inc. ("Salomon"), Barclays Capital Inc. ("Barclays Capital"), and TD Securities (USA) Inc. ("TD Securities" and, collectively with Salomon and Barclays Capital, the "Initial Purchasers"), to issue and sell to the Initial Purchasers $120,000,000 aggregate principal amount of its 4.998% Senior Secured Bonds Series A (the "Series A Bonds") and $320,000,000 aggregate principal amount of its 8.812% Senior Secured Bonds Series B (the "Series B Bonds", and collectively with the Series A Bonds, the "Bonds").

                  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Bonds, including the Initial Purchasers (each a "Holder" and, together, the "Holders"), as follows:

                  1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement whether expressly set forth therein or by reference to another agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Bonds" shall have the meaning set forth in the preamble hereto.


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                  "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Consummation Date" shall mean the date which is 360 days after the Closing Date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Bonds" shall mean senior secured bonds identical in all material respects to the Bonds (except that the cash interest and interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate) issued under the Indenture or the Exchange Bonds Indenture.

                  "Exchange Bonds Indenture" shall mean the Exchange Bonds indenture between the Company and the Exchange Bonds Trustee, identical in all material respects to the Indenture (except that the cash interest and interest rate step-up provisions will be modified or eliminated, as appropriate).

                  "Exchange Bonds Trustee" shall mean a bank or trust company reasonably satisfactory to the Initial Purchasers, as trustee with respect to the Exchange Bonds under the Exchange Bonds Indenture.

                  "Exchange Offer Registration Period" shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

                  "Exchange Offer Registration Statement" shall mean a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Bonds any Bonds that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).


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                  "Final Memorandum" shall have the meaning set forth in the
Purchase Agreement.

                  "Holder" shall have the meaning set forth in the preamble hereto.

                  "Indenture" shall mean the indenture dated as of October 18, 2001 between the Company and the Indenture Trustee.

                  "Indenture Trustee" shall mean The Bank of New York, a New York banking corporation.

                  "Initial Placement" shall mean the initial placement of the Bonds.

                  "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

                  "Losses" shall have the meaning set forth in Section 6(d) hereof.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Bonds registered under a Registration Statement.

                  "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Person" shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Bonds or the Exchange Bonds covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

                  "Registered Exchange Offer" shall mean the proposed offer of the Company to issue and deliver Exchange Bonds to the Holders of the Bonds that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Bonds.

                  "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Bonds or the Exchange Bonds pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.


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                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

                  "Shelf Registration Period" has the meaning set forth in
Section 3(b)(ii) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Bonds or Exchange Bonds, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "underwriter" shall mean any underwriter of Bonds in connection with an offering thereof under a Shelf Registration Statement.

                  2. REGISTERED EXCHANGE OFFER. (a) Unless the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by this Section 2 due to a change in law or applicable interpretations thereof by the Commission's staff, the Company shall prepare and shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. In addition, the Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act and to cause the Registered Exchange Offer to be consummated on or prior to the Consummation Date (or if the Consummation Date is not a Business Day, the next succeeding Business Day).

                  (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Bonds for Exchange Bonds (assuming that such Holder is not an Affiliate of the Company, acquires the Exchange Bonds in the ordinary course of such Holder's business, has no arrangements with any Person to participate in the distribution of the Exchange Bonds and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Bonds from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

                  (c) In connection with the Registered Exchange Offer, the Company shall:

                           (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;


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                           (ii) keep the Registered Exchange Offer open for not
         less than 20 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

                           (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act, and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by any Exchanging Dealer subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable laws in connection with any resale of the Exchange Bonds;

                           (iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Indenture Trustee, the Exchange Bonds Trustee or an Affiliate of either of them;

                           (v) permit Holders to withdraw tendered Bonds at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

                           (vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission
         (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in letters to Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling (pub. avail. July 2, 1993) and similar no-action letters; and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Bonds to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Bonds in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Bonds; and

                           (vii) comply in all respects with all applicable laws.

                  (d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                           (i) accept for exchange all Bonds properly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                           (ii) deliver to the Indenture Trustee for cancellation in accordance with Section 4(s) hereof all Bonds so accepted for exchange; and

                           (iii) cause the Exchange Bonds Trustee promptly to authenticate and deliver to each Holder of Bonds a principal amount of Exchange Bonds equal to the principal amount of the Bonds of such Holder so accepted for exchange.


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                  (e) Each Holder hereby acknowledges and agrees that any
Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Bonds (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in letters to Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13,
1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling bond holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of Exchange Bonds obtained by such Holder in exchange for Bonds acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

                           (i) any Exchange Bonds received by such Holder will be acquired in the ordinary course of business;

                           (ii) such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Bonds or the Exchange Bonds within the meaning of the Securities Act; and

                           (iii) such Holder is not an Affiliate of the Company.

                  (f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Bonds constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the Person purchasing Exchange Bonds registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Bonds, a like principal amount of Exchange Bonds. The Company shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Bonds as for Exchange Bonds issued pursuant to the Registered Exchange Offer.

                  3. SHELF REGISTRATION. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; or (ii) for any other reason the Registered Exchange Offer is not consummated on or prior to the Consummation Date; or (iii) any Initial Purchaser so requests with respect to Bonds that are not eligible to be exchanged for Exchange Bonds in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; or (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer (a "Restricted Holder"); or (v) in case any Initial Purchaser participates in the Registered Exchange Offer or acquires Exchange Bonds pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable Exchange Bonds in exchange for Bonds constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of


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Exchange Bonds acquired in exchange for such Bonds shall result in such Exchange
Bonds being not "freely tradeable"; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Bonds acquired in the Registered Exchange Offer in exchange for Bonds acquired as a result of market-making activities or other trading activities shall not result in such Exchange Bonds being not "freely tradeable"), the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below. In the case of clauses (iii), (iv) or (v) of the preceding sentence, the Company shall not be obligated to effect a Shelf Registration Statement with respect to Bonds held by any Initial Purchaser or Restricted Holder unless such Initial Purchaser or Restricted Holder has given written notice to the Company prior to the Consummation Date that such Initial Purchaser or Restricted Holder desires to have the Bonds held by such Initial Purchaser or Restricted Holder covered by a Shelf Registration Statement.

                  (b) (i) Under the circumstances described in Section 3(a) hereof, the Company shall as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement relating to the offer and sale of the Bonds or the Exchange Bonds, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; PROVIDED, HOWEVER, that no Holder (other than an Initial Purchaser) shall be entitled to have the Bonds held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and has furnished to the Company all such information concerning such Holder and such Holder's plan of distribution as shall be required pursuant to such Shelf Registration Statement or required to make the information previously furnished by such Holder not misleading; and PROVIDED FURTHER, that with respect to Exchange Bonds received by an Initial Purchaser in exchange for Bonds constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

                  (ii) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for (x) a period of two years from the Closing Date or (y) such shorter period that will terminate when all the Bonds or Exchange Bonds, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Bonds covered thereby not being able to offer and sell such Bonds during that period, unless
(A) such action is required by applicable law; or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder),


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including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

                  (iii) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  4. ADDITIONAL REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

                  (a) The Company shall:

                           (i) furnish to the Initial Purchasers, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including any document incorporated by reference therein after the initial filing) and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

                           (ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

                           (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

                           (iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Bonds pursuant to the Shelf Registration Statement as selling bondholders.

                  (b) The Company shall ensure that:

                           (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder; and

                           (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state


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         a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) The Company shall advise you, the Holders of Bonds covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

                           (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the bonds included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                           (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                  Each of the Initial Purchasers agrees by acquisition of a Bond that, upon the receipt of any notice from the Company of the existence of any fact of the type describe in Section 4(c)(ii) through (v) (a "Suspension Notice"), such Initial Purchaser shall forthwith discontinue disposition of the Bonds pursuant to the Shelf Registration Statement until (A) such Initial purchaser has received copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or (B) such Initial Purchaser is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

                  (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the bonds therein for sale in any jurisdiction at the earliest possible time.

                  (e) The Company shall furnish to each Holder of Bonds covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement


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and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Bonds covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Bonds in connection with the offering and sale of the Bonds covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                  (h) The Company shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Bonds covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

                  (i) Prior to the Registered Exchange Offer or any other offering of Bonds pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the Bonds or the Exchange Bonds for sale under the laws of such jurisdictions in the United States of America as any Holder shall reasonably request and will maintain such qualification in effect so long as required; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

                  (j) The Company shall cooperate with the Holders of Bonds to facilitate the timely preparation and delivery of certificates representing Exchange Bonds or Bonds to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

                  (k) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall within a reasonable period of time thereafter prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter


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delivered to the initial purchaser of the Bonds included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Not later than the effective date of any Registration Statement, the Company shall provide a CUSIP number for the Bonds or the Exchange Bonds, as the case may be, registered under such Registration Statement and provide the Indenture Trustee with printed certificates for such Bonds or Exchange Bonds, in a form eligible for deposit with The Depository Trust Company.

                  (m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its bond holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act.

                  (n) The Company shall cause the Indenture or the Exchange Bonds Indenture, as the case may be, to be qualified under the Trust Indenture Act in a timely manner.

                  (o) The Company may require each Holder of Bonds to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Bonds as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Bonds of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  (p) In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Bonds, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to
Section 6 hereof).

                  (q) In the case of any Shelf Registration Statement, the Company shall:

                           (i) make reasonably available for inspection by the Holders of Bonds to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

                           (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at


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
                                                                              12


         the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                           (iii) make such representations and warranties to the Holders of Bonds registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                           (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Bonds registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                           (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with
         Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (r) In the case of any Exchange Offer Registration Statement, the Company shall:

                           (i) make reasonably available for inspection by the Initial Purchasers, and any attorney, accountant or other agent retained by the Initial Purchasers, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

                           (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Initial Purchasers or any such


                          Registration Rights Agreement
                          -----------------------------
         attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Initial Purchasers or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                           (iii) make such representations and warranties to the Initial Purchasers, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                           (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Initial Purchasers and their counsel, addressed to the Initial Purchasers, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Initial Purchasers or their counsel;

                           (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Initial Purchasers, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by the Initial Purchasers or their counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the Initial Purchasers or their counsel; and

                           (vi) deliver such documents and certificates as may be reasonably requested by the Initial Purchasers or their counsel, including those to evidence compliance with Section 4(k) hereof and with conditions customarily contained in underwriting agreements.

                  The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this Section shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

                  (s) If a Registered Exchange Offer is to be consummated, upon delivery of the Bonds by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Bonds, the Company shall mark, or cause to be marked, on the Bonds so exchanged that such Bonds are being canceled in exchange for the Exchange Bonds. In no event shall the Bonds be marked as paid or otherwise satisfied.


                          Registration Rights Agreement
                          -----------------------------

                  (t) The Company shall (i) if the Bonds have been rated prior to the initial sale of such Bonds, request the rating agencies to rate the Bonds or the Exchange Bonds, as the case may be, covered by a Registration Statement (it being understood that the Company shall have no obligation to cause the rating agencies to continue the same rating as any prior rating); or (ii) if the Bonds were not previously rated, cause the Bonds covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

                  (u) In the event that any Broker-Dealer shall underwrite any Bonds or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Bonds or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

                           (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Bonds;

                           (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and

                           (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

                  (v) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Bonds or the Exchange Bonds, as the case may be, covered by a Registration Statement.

                  5. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of one counsel acting in connection therewith. Except as provided in this Section 5, each Holder shall pay all its own expenses, fees, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Bonds.

                  6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Holder of Bonds or Exchange Bonds, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers,


                          Registration Rights Agreement
                          -----------------------------
employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  The Company also agrees to indemnify or contribute as provided in Section 6(d) hereof to Losses of any underwriter of Bonds or Exchange Bonds, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) hereof and shall, if requested by any selling Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

                  (b) Each Holder of Bonds covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs such Registration Statement and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action against the indemnified party and such failure results in the forfeiture by the indemnifying party of any substantial right or defense; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying


                          Registration Rights Agreement
                          -----------------------------
party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser or any subsequent Holder of any Bond or Exchange Bond be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Bond, or in the case of a Exchange Bond, applicable to the Bond that was exchangeable into such Exchange Bond, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the bonds purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) received by the Company and (y) the total amount of additional interest which the


                          Registration Rights Agreement
                          -----------------------------

Company was not required to pay as a result of registering the bonds covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Bonds or Exchange Bonds, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling Persons referred to in this Section, and will survive the sale by a Holder of Bonds covered by a Registration Statement.

                  7. UNDERWRITTEN REGISTRATIONS. (a) If any of the Bonds or Exchange Bonds, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

                  (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Bonds or Exchange Bonds, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  8. NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to its Bonds that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.


                          Registration Rights Agreement
                          -----------------------------

                  9. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of Exchange Bonds); PROVIDED that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Bonds or Exchange Bonds, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Bonds or Exchange Bonds, as the case may be, being sold rather than registered under such Registration Statement.

                  10. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, facsimile or air courier guaranteeing overnight delivery:

                  (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Smith Barney Inc.;

                  (b) if to you, initially at the address set forth in the Purchase Agreement; and

                  (c) if to the Company, initially at its address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given when received.

                  The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  11. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Bonds and the Exchange Bonds. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Bonds and the Exchange Bonds, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  12. COUNTERPARTS. This agreement may be in signed counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

                  13. HEADINGS. The headings used herein are for convenience only and shall not affect the construction hereof.


                          Registration Rights Agreement
                          -----------------------------

                  14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  15. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  16. BONDS HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Bonds or Exchange Bonds is required hereunder, Bonds or Exchange Bonds, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Bonds or Exchange Bonds if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Bonds or Exchange Bonds) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.







                          Registration Rights Agreement
                          -----------------------------

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

                               Very truly yours,

                               NORTHEAST GENERATION COMPANY


                               By: /s/ David R. McHale
                                  ---------------------------------
                                  Name:  David R. McHale
                                  Title: Vice President and Treasurer Northeast
                                         Utilities Service Company, as Agent for
                                         Northeast Generation Company





The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

SALOMON SMITH BARNEY INC.
BARCLAYS CAPITAL INC.
TD SECURITIES (USA) INC.

By: SALOMON SMITH BARNEY INC.


By: /s/ Barry P. Gold
   ---------------------------
   Name: Barry P. Gold
   Title: Director








                          Registration Rights Agreement
                          -----------------------------

                                                                         ANNEX A

                  Each Broker-Dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Bonds received in exchange for Bonds where such Bonds were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".











                          Registration Rights Agreement
                          -----------------------------

                                                                         ANNEX B

                  Each Broker-Dealer that receives Exchange Bonds for its own account in exchange for Bonds, where such Bonds were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. See "Plan of Distribution".
















                          Registration Rights Agreement
                          -----------------------------

                                                                         ANNEX C


                              PLAN OF DISTRIBUTION

                  Each Broker-Dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Bonds received in exchange for Bonds where such Exchange Bonds were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until __________, 200__, all dealers effecting transactions in the Exchange Bonds may be required to deliver a prospectus.

                  The Company will not receive any proceeds from any sale of Exchange Bonds by brokers-dealers. Exchange Bonds received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Bonds. Any Broker-Dealer that resells Exchange Bonds that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Bonds and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                  For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Bonds) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Bonds (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

[If applicable, add information required by Regulation S-K Items 507 and/or
508.]





                          Registration Rights Agreement
                          -----------------------------

                                                                         ANNEX D



                  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                  Name:
                           ----------------------------------------
                  Address:
                           ----------------------------------------

                  If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Bonds in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Bonds and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Bonds. If the undersigned is a Broker-Dealer that will receive Exchange Bonds for its own account in exchange for Bonds, it represents that the Bonds to be exchanged for Exchange Bonds were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
















                          Registration Rights Agreement
                          -----------------------------